Exhibit 10.2

THIS DEED OF RELEASE is made the 4th day of June Two Thousand and Seven

BETWEEN:

(1)           THE SECRETARY OF STATE FOR TRADE AND INDUSTRY whose principal office is at 1 Victoria Street, London SW1H 0ET (“the Secretary of State”);

(2)           TRIPOS DISCOVERY RESEARCH LIMITED (formerly Tripos Receptor Research Limited) a company incorporated in England and Wales with company number 02493812 whose registered office is situated at The Courtyard, High Street, Ascot, Berkshire SL5 7HP (“Tripos Discovery”);

and

(3)           TRIPOS INC a company incorporated in Utah whose registered office is situated at 1699 South Hanley Road, St. Louis, Missouri 63144, USA (“Tripos Inc”)

WHEREAS:-

(A)          By grant offer letter (“the Grant Letter”) dated 23rd April 2002 the Secretary of State offered, and the Tripos Discovery accepted, a grant not exceeding £2,400,000 to carry out the project therein described.

(B)           On 24th April 2002 Tripos Inc provided an authorised parental undertaking and guarantee (“the Guarantee”) that if any sums became repayable by Tripos Discovery under the terms of the Grant Letter and Tripos Discovery did not repay on first demand, Tripos Inc would pay the Secretary of State the amount repayable together with interest.

(C)           In April 2006 Tripos Discovery alerted the Secretary of State to the fact that they had made staff redundant and that their prospects of meeting the project targets were remote.

(D)          Pursuant to the terms of the Grant Letter the Secretary of State is under no obligation to make further payments to Tripos Discovery, sums have now become repayable by Tripos Discovery, and sums have now become payable by Tripos Inc.

(E)           By an agreement dated 15th May 2007 and made between Tripos Inc and Commonwealth Biotechnologies, Inc. (“the CBI Agreement”) Tripos Inc has agreed to dispose of certain shares to Commonwealth Biotechnologies Inc.

(F)           Subject to the completion of the CBI Agreement in accordance with its terms and to receiving from Tripos Discovery and/or Tripos Inc repayments and/or payments under the Grant Letter and the Guarantee in the aggregate sum of Five Hundred and

Ninety One Thousand Pounds (£591,000), the Secretary of state is willing to release Tripos Discovery and Tripos Inc from all further liability under the terms of the Grant Letter and the Guarantee.

IT IS HEREBY AGREED:-

1.             The following provisions of this Deed shall not come into effect unless by 15 June 2007:

a.             the CBI Agreement is completed in accordance with its terms; and

b.             the Secretary of State is in receipt of cleared funds in the sum of Five Hundred and Ninety One Thousand Pounds (£591,000) from Tripos Discovery and/or Tripos Inc.

If either of the preconditions is not met the Secretary of State shall be fully entitled, under the terms of the Grant Letter, to require repayment of the total amount of grant paid to Tripos Discovery under the Grant Letter.

2.             Tripos Discovery releases and discharges the Secretary of State from all liabilities and obligations under the Grant Letter.

3.             For the avoidance of doubt, the Secretary of State shall be under no further obligation to provide any further grant money.

4.             The Secretary of State releases and discharges Tripos Discovery and Tripos Inc. and their Successors and assigns from the performance of their duties and from all liabilities and obligations under the Grant Letter subject to the exception in clause 5 below.

5.             Tripos Discovery will remain subject to the obligation in Paragraph 8 of the Grant Letter in relation to enquires by the European Commission.

6.             This Deed of Release shall be governed by and construed in accordance with the laws of England and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that proceedings have been brought in an inappropriate forum.

IN WITNESS WHEREOF the Corporate Seal of the Secretary of State has been hereunto affixed and Tripos Discovery and Tripos Inc have caused this Deed of Release  to be executed as a deed the day and year first above written.

THE CORPORATE SEAL of	)
THE SECRETARY OF STATE	)
FOR TRADE AND INDUSTRY	)
here unto affixed is authenticated by	)

/s/
an Official in the Department
of Trade and Industry

EXECUTED as a deed and delivered	)
on the date hereof by Tripos	)
Discovery Research Limited	)
acting by two of its directors or	)
a director and its secretary	)

/s/ John P. McAlister
Director: John P. McAlister

/s/ Mark Allen
Director/Secretary: Mark Allen
Tripos Discovery Research Limited

EXECUTED as a deed by Tripos	)
Inc and signed by John P. McAlister	)
and Ralph Lobdell	)
acting, in accordance with the law	)
of Utah under the authority of Tripos	)
Inc pursuant to a resolution of the	)
Board dated 17 May 2007

/s/ John P. McAlister
John P. McAlister

/s/ Ralph Lobdell
Ralph Lobdell